Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS FOURTH QUARTER AND FISCAL 2013 RESULTS

Issues Guidance for First Quarter and Fiscal 2014

Initiates Quarterly Dividend

Announces New $100 Million Share Repurchase Authorization

Renaming Company ‘The Children’s Place, Inc.’

Secaucus, New Jersey – March 6, 2014 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the fourth quarter and fiscal 2013 periods ended February 1, 2014.

“The Children’s Place delivered fiscal 2013 earnings near the top end of our guidance range despite an intensely promotional environment and a series of storms brought on by the polar vortex in the fourth quarter,” said Jane Elfers, President and Chief Executive Officer. “2013 was a challenging year but we demonstrated our ability to deliver solid financial results through a combination of superior value, tight expense discipline, strong merchandise offerings that resonated with our customers and well-controlled inventories.”

Elfers continued, “We generated over $170 million in operating cash and returned $66 million to shareholders through our share repurchase program during 2013. Today we announced that we are expanding our capital return program in 2014 with the initiation of a quarterly dividend and a new $100 million share repurchase authorization. This program reflects our confidence in our ability to execute on our growth strategies and our continuing commitment to return excess capital to shareholders.”

“In 2014, we expect to double our international store count to 65-70, significantly increase our eCommerce business, grow our wholesale business through existing and new partners, and improve the productivity of our North American fleet. In addition, we plan to complete the rollout of our ERP system which will set the foundation for enhanced sales and operating margin over time through state-of-the-art inventory management and omni-channel capabilities.”

“In recognition of our significant progress over the past few years, we are changing our Company’s name in 2014 from ‘The Children’s Place Retail Stores, Inc.’ to ‘The Children’s Place, Inc.’ to better reflect our strategic positioning as a leading global children’s brand,” Elfers concluded. “Looking ahead, our focus on eCommerce, international markets and the wholesale channel creates a diversified business model that positions the Company well for future growth.”

Fourth Quarter 2013 Results

The Company follows the retail 4-5-4 reporting calendar, which included a 53rd week in 2012.

Net sales were $467.5 million in the fourth quarter of 2013. The quarter included the negative impact of approximately $3.9 million from currency exchange rate fluctuations. On a constant currency basis, sales for the quarter would have been $471.4 million. This compares to net sales of $509.2 million for the 14-week quarter in 2012, and sales of $480.1 million for the comparable 13 weeks in 2012.

Comparable retail sales declined 4.3% for the 13 week period ended February 1, 2014, following an increase of 4.9% for the 13 week period ending February 2, 2013.

Net income was $15.7 million, or $0.69 per diluted share, in the fourth quarter of 2013, compared to $19.1 million, or $0.80 per diluted share, the previous year. Adjusted net income was $21.8 million, or $0.96 per diluted share, compared to $24.3 million, or $1.02 per diluted share, the previous year.

Gross profit was $164.3 million, compared to $188.6 million in the fourth quarter of 2012. Adjusted gross profit in the fourth quarter of 2013 was $166.1 million, and declined 150 basis points to 35.5% of sales due to deleverage on the lower sales base and higher promotions.

As a result of the Company’s strong expense management, selling, general and administrative expenses were $118.7 million, compared to $136.1 million in the fourth quarter of 2012. Adjusted SG&A in the fourth quarter of 2013 was $118.8 million, and leveraged 130 basis points to 25.4% of sales.

Operating income was $21.9 million, compared to $25.9 million in the fourth quarter of 2012. Adjusted operating income in the fourth quarter of 2013 was $31.3 million, and deleveraged 10 basis points to 6.7% of sales.

During the fourth quarter, the Company recorded charges of $9.4 million for unusual items, which primarily consisted of store impairment charges related to the continued review of underperforming stores and early closure expenses. As part of this ongoing review, the Company now expects to close a total of 125 underperforming stores through 2016, including the 41 stores which were closed in 2013.

Adjusted net income, adjusted gross profit, adjusted SG&A, and adjusted operating income are Non-GAAP measures. The Company believes the excluded transactions are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation to GAAP financial information is provided at the end of this release.

Fiscal 2013 Results

Net sales were $1,765.8 million for fiscal 2013. Net sales included the negative impact of approximately $8.9 million from currency exchange rate fluctuations. On a constant currency basis, sales for the year would have been $1,774.7 million. This compares to net sales of $1,809.5 million for 53-weeks in fiscal 2012, and sales of $1,783.4 million for the comparable 52 weeks in 2012.

Comparable retail sales declined 2.8% for the 52 week period ending February 1, 2014, following an increase of 1.6% for the 52 week period ending February 2, 2013.

Net income was $53.0 million, or $2.32 per diluted share, compared to $63.2 million, or $2.61 per diluted share, the previous year. Adjusted net income was $74.4 million, or $3.26 per diluted share, compared to $78.8 million, or $3.25 per diluted share the previous year.

Gross profit was $655.5 million, compared to $691.4 million the previous year. Adjusted gross profit for fiscal 2013 was $658.4 million, and deleveraged 90 basis points to 37.3% of sales.

Selling, general and administrative expenses were $485.7 million, compared to $510.9 million the previous year. Adjusted SG&A for fiscal 2013 was $483.2 million, and leveraged 60 basis points to 27.4% of sales.

Operating income was $76.3 million, compared to operating income of $89.7 million for the same time period last year. Adjusted operating income for fiscal 2013 was $110.4 million, and deleveraged 10 basis points to 6.3% of sales.

Store Openings and Closures

The Company opened 8 stores and closed 24 during the fourth quarter of 2013. During fiscal 2013, the Company opened 53 stores and closed 41, ending the year with 1,107 stores and square footage of 5.21 million, a decrease of 0.8% compared to the prior year.

In 2014, the Company plans to open approximately 35 stores and close 30, for a net of 5 additional stores in North America. Square footage is expected to remain comparable to 2013.

Capital Return Program

During the fourth quarter of 2013, the Company repurchased 200 thousand shares for approximately $11.0 million. In fiscal 2013, the Company repurchased 1.3 million shares for approximately $65.7 million. At the end of fiscal 2013, $14.7 million of the $100 million share repurchase program authorized in November 2012 remained available for future share repurchases.

In a separate announcement today, the Company reported its Board of Directors initiated a quarterly dividend of $0.1325 per share, payable on April 17, 2014 to shareholders of record at the close of business on March 27, 2014. In addition, the Board authorized a new share repurchase program in the amount of $100 million.

Outlook

The Company is taking a cautious stance on its outlook for fiscal 2014 given the severe weather conditions experienced in February and early March and the heightened promotional environment. This guidance also anticipates a significant negative impact from foreign exchange in 2014.

Adjusted net income per diluted share for the first quarter is expected to be between $0.58 and $0.66. This compares to adjusted net income per diluted share of $0.83 in the first quarter of 2013. This guidance assumes comparable retail sales will be in the range of negative 2% to 4%.

For fiscal 2014, the Company is forecasting adjusted net income per diluted share will be between $2.85 and $3.05. This compares to adjusted net income per diluted share of $3.26 in fiscal 2013. This guidance assumes comparable retail sales for the year will be in the range of flat to negative 1%.

The Company estimates foreign exchange will negatively impact adjusted net income per diluted share by approximately $0.03 in the first quarter and $0.12 for fiscal 2014 at current exchange rates.

Conference Call Information

The Children’s Place will host a conference call to discuss its fourth quarter and fiscal year 2013 results today at 8:30 a.m. Eastern Time. The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call.

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of February 1, 2014, the Company operated 1,107 stores and an online store at www.childrensplace.com.

Forward Looking Statements

This press release (and the above referenced call) may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s positioning, and forecasts regarding adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 2, 2013. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-to-Date Ended
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013
Net sales	$467,497	$509,224	$1,765,789	$1,809,486
Cost of sales	303,187	320,667	1,110,268	1,118,046
Gross profit	164,310	188,557	655,521	691,440
Selling, general and administrative expenses	118,716	136,089	485,653	510,918
Asset impairment charges	7,867	215	29,633	2,284
Other costs (income)	(144)	6,622	(906)	11,088
Depreciation and amortization	15,968	19,712	64,858	77,435
Operating income	21,903	25,919	76,283	89,715
Interest income (expense), net	123	84	265	(20)
Income before taxes	22,026	26,003	76,548	89,695
Provision for income taxes	6,375	6,875	23,522	26,452
Net income	$15,651	$19,128	$53,026	$63,243

Earnings per common share
Basic	$0.70	$0.81	$2.35	$2.63
Diluted	$0.69	$0.80	$2.32	$2.61

Weighted average common shares outstanding
Basic	22,253	23,541	22,537	24,092
Diluted	22,652	23,789	22,835	24,276

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-to-Date Ended
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Net income	$15,651	$19,128	$53,026	$63,243

Non-GAAP adjustments:
Expenses:
Store disposition	9,842	-	23,716	1,250
Asia reorganization	-	-	1,237	-
DC exit costs (income)	(144)	8,641	(906)	18,793
IT impairment and costs	-	-	10,323	-
Restructuring severance costs	-	-	-	1,971
Obsolete supply and fixture costs	-	-	-	883
Legal settlement	(267)	-	(267)	1,087
Accelerated depreciation for Canadian store remodels	-	-	-	1,630
Aggregate impact of non-GAAP adjustments	9,431	8,641	34,103	25,614
Income tax effect (1)	(3,325)	(3,456)	(12,774)	(10,025)
Net impact of non-GAAP adjustments	6,106	5,185	21,329	15,589

Adjusted net income	$21,757	$24,313	$74,355	$78,832

GAAP net income per common share	$0.69	$0.80	$2.32	$2.61

Adjusted net income per common share	$0.96	$1.02	$3.26	$3.25

(1)	The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-to-Date Ended
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Operating income	$21,903	$25,919	$76,283	$89,715

Non-GAAP adjustments:
Expenses:
Store disposition	9,842	-	23,716	1,250
Asia reorganization	-	-	1,237	-
DC exit costs (income)	(144)	8,641	(906)	18,793
IT impairment and costs	-	-	10,323	-
Restructuring severance costs	-	-	-	1,971
Obsolete supply and fixture costs	-	-	-	883
Legal settlement	(267)	-	(267)	1,087
Accelerated depreciation for Canadian store remodels	-	-	-	1,630
Aggregate impact of non-GAAP adjustments	9,431	8,641	34,103	25,614

Adjusted operating income	$31,334	$34,560	$110,386	$115,329

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-to-Date Ended
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Gross Profit	$164,310	$188,557	$655,521	$691,440

Non-GAAP adjustments:
Expenses:
Store disposition	1,816	-	2,920	-
Aggregate impact of non-GAAP adjustments	1,816	-	2,920	-

Adjusted Gross Profit	$166,126	$188,557	$658,441	$691,440

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-to-Date Ended
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Selling, general and administrative expenses	$118,716	$136,089	$485,653	$510,918

Non-GAAP adjustments:
Expenses:
Store disposition	(159)	-	(276)	-
Asia reorganization	-	-	(1,190)	-
IT costs	-	-	(1,210)	-
Restructuring severance costs	-	-	-	(1,971)
Obsolete supply and fixture costs	-	-	-	(883)
Legal settlement	267	-	267	(1,087)
Aggregate impact of non-GAAP adjustments	108	-	(2,409)	(3,941)

Adjusted selling, general and administrative expenses	$118,824	$136,089	$483,244	$506,977

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	February 1,	February 2,
	2014	2013*
Assets:
Cash and cash equivalents	$173,997	$194,128
Short-term investments	62,500	15,000
Accounts receivable	25,960	18,490
Inventories	322,422	266,976
Other current assets	44,441	50,641
Total current assets	629,320	545,235

Property and equipment, net	312,149	330,101
Other assets, net	49,161	48,074
Total assets	$990,630	$923,410

Liabilities and Stockholders' Equity:
Accounts payable	$150,652	$87,461
Accrued expenses and other current liabilities	120,697	104,045
Total current liabilities	271,349	191,506

Other liabilities	102,503	110,955
Total liabilities	373,852	302,461

Stockholders' equity	616,778	620,949

Total liabilities and stockholders' equity	$990,630	$923,410

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	Year-to-Date Ended
	52 Weeks	53 Weeks
	February 1,	February 2,
	2014	2013

Net income	$53,026	$63,243
Non-cash adjustments	106,830	85,060
Working capital	13,614	56,739
Net cash provided by operating activities	173,470	205,042

Net cash used in investing activities	(119,700)	(105,220)

Net cash used in financing activities	(64,140)	(82,257)

Effect of exchange rate changes on cash	(9,761)	(92)

Net (decrease) increase in cash and cash equivalents	(20,131)	17,473

Cash and cash equivalents, beginning of period	194,128	176,655

Cash and cash equivalents, end of period	$173,997	$194,128

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